Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS FOURTH-QUARTER 2004 RESULTS

        PHOENIX, Arizona - February 2, 2005 - Aztar Corporation (NYSE:AZR) today reported financial results for its 2004 fourth quarter, which ended on December 30, 2004; the fiscal 2003 quarter had ended on January 1, 2004. Consolidated EBITDA for the 2004 quarter was $25.6 million, which includes $1.7 million of insurance recovery related to the delay in the opening of the expansion of Tropicana Atlantic City; fourth-quarter 2004 EBITDA is after $0.7 million of expenses, related to the construction accident in Atlantic City that occurred on October 30, 2003, that may not be reimbursed by insurance, and also after $1.8 million of preopening costs. In the fourth quarter of 2003, EBITDA was $30.2 million, which was after $0.5 million attributable to construction-accident-related expenses. Below operating income, results for the 2004 fourth quarter also included $3.6 million of other income consisting of insurance recoveries for the rebuilding of the damaged portions of the Tropicana Atlantic City expansion net of costs to dismantle and repair the damaged structure and $1.9 million of higher interest expense now that the company has discontinued capitalizing interest associated with the expansion project. Diluted earnings per share in the 2004 fourth quarter were five cents, versus 32 cents in the 2003 quarter, which included 19 cents from an Internal Revenue Service settlement.  Our Nevada and Missouri properties had strong results in the fourth quarter, with EBITDA growth of 25% in the aggregate, despite the unfavorable fiscal calendar, which did not include a New Year's holiday in the quarter. Results at our Indiana property were lower as a result of severe winter weather in the normally busy Christmas holiday period as well as the unfavorable fiscal calendar.
        The Tropicana Atlantic City expansion opened on a limited basis on November 23, 2004.
After adjusting for preopening costs and for construction-accident-related costs and insurance recoveries, Tropicana Atlantic City EBITDA declined $6.0 million from the year-earlier quarter. We estimate that $3.2 million of that decline is directly attributable to EBITDA lost as a result of the five-week strike conducted by the union that represents certain employees engaged in food, beverage

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and hotel services. Approximately $2.0 million of additional EBITDA decline occurred because of the absence of a New Year's Eve and Day during the fiscal quarter compared to the year-earlier quarter. The balance of the decline is the result of various additional payroll and other operating costs that were not yet fully offset by revenue growth.
        "We are very pleased with the opening of the Tropicana Atlantic City expansion," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "Customer reaction to The Quarter has been outstanding. Virtually all the dining, entertainment and retail outlets are now open, and our casino revenues continue to ramp up. Because of varied visitation rates, a large portion of our own database customers as well as other Atlantic City casino customers have yet to visit The Quarter and experience its fun and unique attractions. With the traditionally slow months of December and January now behind us, we expect continuing strong increases in casino revenue and EBITDA throughout the spring and summer months."
Disruption to Operations from Construction Accident
        Operating results in the fourth quarter of 2004 continued to be impacted by the disruption that followed the construction accident that occurred on October 30, 2003, at the site of the expansion of Tropicana Atlantic City. Insurance claims for business interruption that occurred in the 2004 fourth quarter have been filed with the company's insurers in the amount of $6.1 million. Profit recovery from business interruption insurance is recorded when the amount of recovery, which may be different from the amount claimed, is agreed to by the insurers. If the insurers had agreed to the amount of the claims filed by the company on account of business interruption during the 2004 fourth quarter, that recovery would have contributed approximately 10 cents to diluted earnings per share for the quarter.
Capital Expenditures
        In the fourth quarter of 2004, purchases of property and equipment totaled $44 million. Approximately $5 million of the total was spent on routine expenditures, and $39 million (including $2.6 million of capitalized interest) went for development.
Year-to-Date Results
        For fiscal 2004, the company reported consolidated EBITDA of $165.4 million, which includes $12.2 million of insurance recoveries related to business interruption and the delay in the

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opening of the expansion of Tropicana Atlantic City. The 2004 EBITDA is after $6.2 million of expenses related to the construction accident that may not be reimbursed by insurance and also after $2.9 million of preopening costs. In fiscal 2003, EBITDA was $175.9 million, which was after $0.5 million attributable to construction-accident-related expenses. Diluted earnings per share for fiscal 2004 were 76 cents, which is after 19 cents associated with a loss on early retirement of debt and after 31 cents associated with an adverse state tax court ruling recorded in the first quarter of 2004; fiscal 2004 diluted earnings per share include 11 cents attributable to construction-accident-related insurance recoveries net of construction-accident-related expenses, including those included in other income, and preopening costs. The company reported net income equivalent to $1.66 per diluted share in fiscal 2003, which included 19 cents from an Internal Revenue Service settlement. The fourth quarter and fiscal year 2004 ended on December 30, 2004; the 2003 periods ended on January 1, 2004.
Conference Call
        Our fourth-quarter 2004 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Standard Time on Wednesday, February 2, 2005. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

		Fourth Quarter			Fiscal Year
	2004		2003		2004	2003
		(unaudited)			(unaudited)

Tropicana Atlantic City
Revenue		$93.5		$88.9	$404.7	$420.6
EBITDA		$7.9		$14.2	$81.8	$105.0
Depreciation and amortization		$9.1		$7.3	$33.4	$29.9
Operating income	$	(1.2)		$6.9	$48.4	$75.1

EBITDA margin		8.4%		16.0%	20.2%	25.0%
Operating income margin		( 1.3%	)	7.8%	12.0%	17.9%

Occupancy		76.7%		83.5%	88.2%	91.9%
ADR		$83.44		$83.36	$86.52	$85.85

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Tropicana Las Vegas
Revenue	$39.3	$37.3	$163.9	$153.6
EBITDA	$8.0	$6.2	$36.2	$26.1
Depreciation and amortization	$1.4	$1.4	$5.9	$6.5
Operating income	$6.6	$4.8	$30.3	$19.6

EBITDA margin	20.4%	16.6%	22.1%	17.0%
Operating income margin	16.8%	12.9%	18.5%	12.8%

Occupancy	94.3%	94.9%	98.2%	97.4%
ADR	$81.35	$72.88	$81.30	$70.66

Ramada Express Laughlin
Revenue	$23.2	$21.8	$93.3	$89.8
EBITDA	$5.6	$4.7	$23.0	$20.5
Depreciation and amortization	$1.7	$1.6	$6.3	$6.2
Operating income	$3.9	$3.1	$16.7	$14.3

EBITDA margin	24.1%	21.6%	24.7%	22.8%
Operating income margin	16.8%	14.2%	17.9%	15.9%

Occupancy	66.4%	63.3%	70.2%	71.3%
ADR	$28.40	$28.36	$31.70	$29.61

Casino Aztar Evansville
Revenue	$30.7	$31.9	$130.7	$126.0
EBITDA	$7.7	$8.5	$37.4	$35.8
Depreciation and amortization	$2.0	$1.4	$6.6	$5.6
Operating income	$5.7	$7.1	$30.8	$30.2

EBITDA margin	25.1%	26.6%	28.6%	28.4%
Operating income margin	18.6%	22.3%	23.6%	24.0%

Occupancy	81.3%	82.2%	87.1%	84.8%
ADR	$62.48	$61.09	$61.60	$63.45

Casino Aztar Caruthersville
Revenue	$6.0	$5.4	$23.6	$23.1
EBITDA	$1.1	$0.9	$4.5	$4.2
Depreciation and amortization	$0.8	$0.7	$2.9	$2.7
Operating income	$0.3	$0.2	$1.6	$1.5

EBITDA margin	18.3%	16.7%	19.1%	18.2%
Operating income margin	5.0%	3.7%	6.8%	6.5%

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Corporate
EBITDA	$	(4.7)	$	(4.3)	$	(17.5)	$	(15.7)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Operating income	$	(4.7)	$	(4.3)	$	(17.5)	$	(15.7)

Consolidated
Revenue		$192.7		$185.3		$816.2		$813.1
EBITDA		$25.6		$30.2		$165.4		$175.9
Depreciation and amortization		$15.0		$12.4		$55.1		$50.9
Operating income		$10.6		$17.8		$110.3		$125.0
Net income		$2.3		$11.7		$28.5		$60.9

EBITDA margin		13.3%		16.3%		20.3%		21.6%
Operating income margin		5.5%		9.6%		13.5%		15.4%
Net income margin		1.2%		6.3%		3.5%		7.5%

EBITDA Explanation and Reconciliation

         EBITDA is net income before income taxes, loss on early retirement of debt, interest expense, interest income, other income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements

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for such replacements. Other income, interest expense, net of interest income, loss on early retirement of debt, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	Fourth Quarter		Fiscal Year
	2004	2003	2004	2003
	(unaudited)		(unaudited)
EBITDA
Tropicana Atlantic City	$7.9	$14.2	$81.8	$105.0
Tropicana Las Vegas	8.0	6.2	36.2	26.1
Ramada Express Laughlin	5.6	4.7	23.0	20.5
Casino Aztar Evansville	7.7	8.5	37.4	35.8
Casino Aztar Caruthersville	1.1	0.9	4.5	4.2
Corporate	(4.7)	(4.3)	(17.5)	(15.7)
Consolidated	25.6	30.2	165.4	175.9
Depreciation and amortization	(15.0)	(12.4)	(55.1)	(50.9)
Operating income	10.6	17.8	110.3	125.0
Other income	3.6	--	3.9	--
Interest income	0.2	0.2	0.8	0.7
Interest expense	(10.7)	(8.8)	(37.0)	(36.4)
Loss on early retirement of debt	--	--	(10.3)	--
Income taxes	(1.4)	2.5	(39.2)	(28.4)
Net income	$2.3	$11.7	$28.5	$60.9

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly

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affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of prospective new competition in Pennsylvania, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected by the ongoing effects of the accident on October 30, 2003, the extent to which we realize revenue and EBITDA increases as a result of the Tropicana Atlantic City expansion, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York and VLTs at the Meadowlands in New Jersey, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 1, 2004 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President, Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended December 30, 2004 and January 1, 2004
(in thousands, except per share data)
	Fourth Quarter		Fiscal Year
	2004	2003	2004	2003
Revenues
Casino	$150,297	$145,012	$635,579	$641,096
Rooms	19,498	17,638	85,713	76,218
Food and beverage	13,089	13,107	55,208	55,979
Other	9,854	9,587	39,727	39,853
	192,738	185,344	816,227	813,146

Costs and expenses
Casino	67,394	66,570	275,995	277,969
Rooms	10,530	9,310	42,602	39,349
Food and beverage	13,248	13,083	54,037	53,645
Other	7,295	7,181	29,945	30,106
Marketing	21,650	19,161	79,396	76,774
General and administrative	23,544	19,996	85,478	77,227
Utilities	5,251	3,888	20,216	17,761
Repairs and maintenance	6,845	5,516	26,180	24,123
Provision for doubtful accounts	119	344	967	1,530
Property taxes and insurance	8,265	7,187	30,316	29,442
Rent	2,243	2,394	8,711	8,779
Construction accident related	695	512	6,238	512
Construction accident insurance recoveries	(1,717)	--	(12,217)	--
Depreciation and amortization	14,999	12,433	55,128	50,906
Preopening costs	1,770	--	2,893	--
	182,131	167,575	705,885	688,123

Operating income	10,607	17,769	110,342	125,023

Other income	3,592	--	3,907	--
Interest income	229	187	807	736
Interest expense	(10,720)	(8,835)	(37,012)	(36,375)
Loss on early retirement of debt	--	--	(10,372)	--

Income before income taxes	3,708	9,121	67,672	89,384

Income taxes	(1,441)	2,571	(39,197)	(28,454)

Net income	$2,267	$11,692	$28,475	$60,930
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Net income per common share	$.06	$.34	$.79	$1.72

Net income per common share assuming dilution	$.05	$.32	$.76	$1.66

Weighted-average common shares applicable to:
Net income per common share	34,693	34,172	34,547	34,999
Net income per common share assuming dilution	36,390	36,048	36,558	36,563

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	December 30, 2004	January 1, 2004
Assets
Cash and cash equivalents	$52,908	$70,586
Other current assets	77,646	58,545
Total current assets	130,554	129,131
Investments	23,602	19,586
Property and equipment	1,239,146	1,121,669
Intangible assets	34,380	34,616
Other assets	83,958	42,771
	$1,511,640	$1,347,773
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,292	$16,963
Other current liabilities	143,087	115,093
Total current liabilities	144,379	132,056
Long-term debt	731,253	628,603
Other long-term liabilities	64,803	47,287
Series B convertible preferred stock	4,914	5,253
Shareholders' equity	566,291	534,574
	$1,511,640	$1,347,773
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